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                                                          EXHIBIT 23.2

                   CONSENT OF SALOMON SMITH BARNEY INC.


        We consent to the use of our name in InterDent, Inc.'s Amendment No. 3 to the Registration Statement on Form S-4 under the headings "SUMMARY," and "THE MERGERS" in the Proxy Statement/Prospectus and to the filing of our opinion as an exhibit to the Proxy Statement/Prospectus and to Amendment No. 3 to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         /s/ SALOMON SMITH BARNEY INC.
                                         --------------------------------
                                          Salomon Smith Barney Inc.

New York, New York
February 5, 1999